Exhibit 10.28

October 29, 2018

Dear Jiawei (Jerry) Wang,

Thank you for voluntarily offering to adjust your annual salary during this difficult time for the Company. This letter is to inform you that effective as of October 16, 2018, your new base salary will be $61,734.40.00 and such adjustment will be reflected in the payroll on October 31, 2018.

Sincerely,

Hong Liu

Global CAO/EVP and GC

I have read and accepted the terms and conditions stated in this letter.

Signature:

Name: Jiawei (Jerry) Wang

Title: VP, Global Capital Markets

Date: